Exhibit 99.1

Item 6.	Selected Financial Data

The table below includes selected financial and other data for the Partnership for the years ended December 31, 2008, 2007, 2006, 2005, and 2004 (in thousands, except per unit and volume data).

	Year Ended December 31,
	2008 (1)	2007 (1)	2006	2005	2004
Income Statement Data:
Revenues:
Supply and logistics (2)	$1,852,414	$1,094,189	$873,268	$1,038,549	$901,902
Refinery services	225,374	62,095	—	—	—
Pipeline transportation, including natural gas sales	46,247	27,211	29,947	28,888	16,680
CO2 marketing	17,649	16,158	15,154	11,302	8,561

Total revenues	2,141,684	1,199,653	918,369	1,078,739	927,143
Costs and expenses:
Supply and logistics costs (2)	1,815,090	1,078,859	865,902	1,034,888	897,868
Refinery services operating costs	166,096	40,197	—	—	—
Pipeline transportation, including natural gas purchases	15,224	14,176	17,521	19,084	8,137
CO2 marketing transportation costs	6,484	5,365	4,842	3,649	2,799
General and administrative expenses	29,500	25,920	13,573	9,656	11,031
Depreciation and amortization	71,370	38,747	7,963	6,721	7,298
(Gain) loss from sales of surplus assets	29	266	(16)	(479)	33
Impairment Expense (3)	—	1,498	—	—	—

Total costs and expenses	2,103,793	1,205,028	909,785	1,073,519	927,166

Operating income (loss) from continuing operations	37,891	(5,375)	8,584	5,220	(23)
Earnings from equity in joint ventures	509	1,270	1,131	501	—
Interest expense, net	(12,937)	(10,100)	(1,374)	(2,032)	(926)

Income (loss) from continuing operations before cumulative effect of change accounting principle and income taxes	25,463	(14,205)	8,341	3,689	(949)
Income tax benefit	362	654	11	—	—

Income (loss) from continuing operations before cumulative effect of change in accounting principle	25,825	(13,551)	8,352	3,689	(949)
Income (loss) from discontinued operations	—	—	—	312	(463)
Cumulative effect of changes in accounting principle	—	—	30	(586)	—

Net income (loss)	25,825	(13,551)	8,382	3,415	(1,412)
Net income (loss) attributable to noncontrolling interests	264	1	(1)	—	—

Net income (loss) attributable to Genesis Energy, L.P.	$26,089	$(13,550)	$8,381	$3,415	$(1,412)

Net income (loss) attributable to Genesis Energy, L.P. per common unit - basic:
Continuing operations	$0.59	$(0.66)	$0.59	$0.38	$(0.10)
Discontinued operations	—	—	—	0.03	(0.05)
Cumulative effect of change in accounting principle	—	—	—	(0.06)	—

Net income (loss)	$0.59	$(0.66)	$0.59	$0.35	$(0.15)

Cash distributions per common unit	$1.2225	$0.93	$0.74	$0.61	$0.60

	Year Ended December 31,
	2008 (1)	2007(1)	2006	2005	2004
Balance Sheet Data (at end of period):
Current assets	$168,127	$214,240	$99,992	$90,449	$77,396
Total assets	1,178,674	908,523	191,087	181,777	143,154
Long-term liabilities	394,940	101,351	8,991	955	15,460
Partners’ capital:
Genesis Energy, L.P.	632,658	631,804	85,662	87,689	45,239
Noncontrolling interests	24,804	570	522	522	517

Total partners’ capital	657,462	632,374	86,184	88,211	45,756

Other Data:
Maintenance capital expenditures (4)	4,454	3,840	967	1,543	939
Volumes - continuing operations:
Crude oil pipeline (barrels per day)	64,111	59,335	61,585	61,296	63,441
CO2 pipeline (Mcf per day) (5)	160,220	—	—	—	—
CO2 sales (Mcf per day)	78,058	77,309	72,841	56,823	45,312
NaHS sales (DST) (6)	162,210	69,853	—	—	—

(1)	Our operating results and financial position have been affected by acquisitions in 2008 and 2007, most notably the Grifco acquisition in July 2008 and the Davison acquisition, which was completed in July 2007. The results of these operations are included in our financial results prospectively from the acquisition date. For additional information regarding these acquisitions, see Note 3 of the Notes to Consolidated Financial Statements included under Item 8 of this annual report.
(2)	Supply and logistics revenues, costs and crude oil wellhead volumes are reflected net of buy/sell arrangements since April 1, 2006.
(3)	In 2007, we recorded an impairment charge of $1.5 million related to our natural gas pipeline assets.
(4)	Maintenance capital expenditures are capital expenditures to replace or enhance partially or fully depreciated assets to sustain the existing operating capacity or efficiency of our assets and extend their useful lives.
(5)	Volume per day for the period we owned the Free State CO2 pipeline in 2008.
(6)	Volumes relate to operations acquired in July 2007.

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